INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement of Energy Exploration Technologies, a development stage enterprise formerly known as Pinnacle Oil International, Inc., on Form S-8 No. 333-89251 of our report dated February 18, 2000 appearing in the Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading "Selected Consolidated Financial Information".

Calgary, Alberta, Canada /s/ Deloitte & Touche LLP

March 22, 2002 Chartered Accountants